Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces Filing of S-3 Shelf Registration Statement

Warren, MI – March 28, 2013 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today that we have filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”). Once the registration statement becomes effective, we may offer to the public from time to time, in one or more offerings, shares of common stock, preferred stock, debt securities, rights and warrants up to a total aggregate offering amount of $350,000,000. The securities will be offered at prices and on terms to be determined at the time of any such offering. In addition, our controlling stockholders may offer for resale to the public from time to time, in one or more offerings, up to 6,517,485 secondary shares of our common stock at prices and on terms to be determined at the time of any such offering.

Our registration statement on Form S-3 has not yet been declared effective by the SEC. The securities described in it may not be sold and offers to buy may not be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Universal:

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services. Our customized solutions and flexible business model are designed to provide us with a highly variable cost structure.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.